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EXHIBIT 23.1

	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Registration Statement No. 333-__________ on Form S-8 of

(1)	our independent auditor's report dated March 15, 2002, relating to the balance sheets of RPM Technologies, Inc. (SEC File No. 000-31291) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, respectively, which report appears in the 2000 Annual Report on Form 10-KSB of RPM Technologies, Inc.; and

(2)	our independent accountant's review report dated May 20, 2002 relating to the unaudited balance sheets of RPM Technologies, Inc. as of March 31, 2002 and 2001 and the related statements of operations and comprehensive loss and cash flows for the three months ended March 31, 2002 and 2001, which report has been submitted separately to management as it relates to the March 31, 2002 Quarterly Report on Form 10-QSB of RPM Technologies, Inc.; and

(3)	our independent accountant's review report dated August 5, 2002 relating to the unaudited balance sheets of RPM Technologies, Inc. as of June 30, 2002 and 2001 and the related statements of operations and comprehensive loss for the six and three months ended June 30, 2002 and 2001 and the statements of cash flows for the six months ended June 30, 2002, which report has been submitted separately to management as it relates to the June 30, 2002 Quarterly Report on Form 10-QSB of RPM Technologies, Inc.; and

(4)	our independent accountant's review report dated November 19, 2002 relating to the unaudited balance sheets of RPM Technologies, Inc. as of September 30, 2002 and 2001 and the related statements of operations and comprehensive loss for the nine and three months ended September 30, 2002 and 2001 and the statements of cash flows for the nine months ended September 30, 2002, which report has been submitted separately to management as it relates to the September 30, 2002 Quarterly Report on Form 10-QSB of RPM Technologies, Inc.



S. W. HATFIELD, CPA


By: /s/ S.W Hatfield
-------------------------

Dallas, Texas
February 4, 2003